March 24, 1997

Dear Fellow Stockholder:

     On behalf of the Board of Directors and management of First Allen Parish Bancorp, Inc. (the "Company"), I cordially invite you to attend the first Annual Meeting of Stockholders. The meeting will be held at 4:00 p.m., Oakdale, Louisiana time on April 24, 1997 at The Hardwood Mill Restaurant, Magnolia Room, located at 1194 Old River Mill Road, Oakdale, Louisiana 71463.

     The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of the Company since the completion of the conversion of First Federal Savings and Loan Association of Allen Parish (the "Association") from mutual to stock form and its reorganization into the holding company form of ownership.

     An important aspect of the Annual Meeting process is the stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process. Stockholders are being asked to consider and vote upon the proposals to elect two directors of the Company and to ratify the appointment of independent auditors of the Company for the fiscal year ending December 31, 1997. The Board has carefully considered both of these proposals and believes that their approval is in the best interests of the Company and its stockholders. Accordingly, your Board of Directors unanimously recommends that you vote for both of the proposals.

     I encourage you to attend the Annual Meeting in person. Whether or not you attend the Annual Meeting, I hope that you will read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the postage prepaid envelope provided. Returning a properly executed and dated proxy card will save the Company additional expense in soliciting proxies and will ensure that your shares are represented. Please note that you may vote in person at the Annual Meeting even if you have previously returned the proxy.

     Thank you for your attention to this important matter.

                              Sincerely,




                              Charles L. Galligan
                              President and Chief Executive
                               Officer

                FIRST ALLEN PARISH BANCORP, INC.
                      222 South 10th Street
                    Oakdale, Louisiana  71463
                         (318) 335-2031

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                  To be Held on April 24, 1997


     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of First Allen Parish Bancorp, Inc.
will be held at The Hardwood Mill Restaurant, Magnolia Room, located at 1194 Old River Mill Road, Oakdale, Louisiana at 4:00 p.m., Oakdale, Louisiana time, on April 24, 1997.

     A Proxy Card and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

     1. The election of two directors of the Company for three year terms;

     2. The ratification of the appointment of Darnall, Sikes, Kolder, Frederick & Rainey as the auditors of the Company for the fiscal year ending December 31, 1997;

and such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on March 10, 1997 are the stockholders entitled to vote at the Meeting and any adjournments thereof.

     You are requested to complete and sign the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

               BY ORDER OF THE BOARD OF DIRECTORS



               -----------------------------------
               Leslie A. Smith
               Secretary
Oakdale, Louisiana
March 24, 1997

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                         PROXY STATEMENT

                First Allen Parish Bancorp, Inc.
                      222 South 10th Street
                    Oakdale, Louisiana  71463
                         (318) 335-2031

                 ANNUAL MEETING OF STOCKHOLDERS
                    To Be Held April 24, 1997

     This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of First Allen Parish Bancorp, Inc. (the "Company"), the parent company of First Federal Savings and Loan Association of Allen Parish (the "Association"), of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at The Hardwood Mill Restaurant, Magnolia Room, located at 1194 Old River Mill Road, Oakdale, Louisiana on April 24, 1997, at 4:00 p.m., Oakdale, Louisiana time, and all adjournments of the Meeting. The accompanying Notice of Annual Meeting and this Proxy Statement are first being mailed to stockholders on or about March 24, 1997.

     At the Meeting, stockholders of the Company are being asked to consider and vote upon the proposals to elect two directors of the Company, and to ratify the appointment of Darnall, Sikes, Kolder, Frederick & Rainey as independent auditors of the Company for the fiscal year ending December 31, 1997.

Vote Required and Proxy Information

     All shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the proposals set forth in this Proxy Statement. The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

     As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote FOR the election of the nominees proposed by the Board, or to WITHHOLD AUTHORITY to vote for one or more of the nominees being proposed. One-third of the shares of the Common Stock entitled to vote at the Meeting, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, directors are elected by a plurality of votes cast.
Broker non-votes have no effect on the vote.   Abstentions  and
broker non-votes are counted for
purposes of determining a quorum. As to the ratification of the appointment of Darnall, Sikes, Kolder, Frederick & Rainey as independent auditor of the Company, by checking the appropriate box, a stockholder may: (i) vote FOR the item; (ii) vote AGAINST the item; or (iii) ABSTAIN from voting on the item. Under the Company's Certificate of Incorporation and Bylaws, the ratification of this matter shall be determined by a majority of the votes cast, without regard to broker non-votes, or proxies marked ABSTAIN.

     A proxy given pursuant to the solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Leslie A. Smith, Secretary, First Allen Parish Bancorp, Inc., 222 South 10th Street, Oakdale, Louisiana 71463.

Voting Securities and Certain Holders Thereof

     Stockholders of record as of the close of business on March 10, 1997 will be entitled to one vote for each share of Common Stock then held. As of that date, the Company had 264,506 shares of Common Stock issued and outstanding. The following table sets forth information as of March 10, 1997 regarding share ownership of those persons or entities known by management to own beneficially more than five percent of the Common Stock and of all directors and executive officers of the Company and the Association as a group.


                                      Shares
                                   Beneficially    Percent
Beneficial Owner                       Owned       of Class
-----------------------------------------------------------------

First Allen Parish Bancorp, Inc.     21,160          8.00%
 Employee Stock Ownership Plan(1)
222 South 10th Street
Oakdale, Louisiana  71463

Jonathan Brooks                      20,000          7.56%
950 Third Avenue, 20th Floor
New York, New York  10022

Directors and executive officers     52,229(2)      19.75%
of the Company and the
Association as a group (7 persons)

---------------------
(1)  The amount reported represents all shares held by the
Employee Stock Ownership Plan ("ESOP"), of which 529 shares have been allocated to accounts of participants.  First Bankers Trust
Company, N.A. of Quincy, Illinois, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to accounts of participants.
Participants in the ESOP are entitled to instruct the trustee as to the voting of shares allocated to their accounts under the
ESOP.  Unallocated shares held in the ESOP's suspense account are voted by the trustee in the same proportion as allocated shares voted by participants.

(2) Amount includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, shares held in a fiduciary capacity or by certain family members, with respect to which shares the group members may be deemed to have sole or shared voting and/or investment power.


               PROPOSAL I - ELECTION OF DIRECTORS

     The Company's Board of Directors is presently composed of six members, each of whom is also a director of the Association. The Directors are divided into three classes. Directors of the Company are generally elected to serve for a three-year term which is staggered to provide for the election of approximately one-third of the directors each year.

     The following table sets forth certain information regarding the Company's Board of Directors, including their terms of office and nominees for election as directors. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Meeting for the election of the nominees identified in the following table. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominee might be unable to serve, if elected. Except as described herein, there are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.

PAGE

                                                                                   Shares of
                                                                                  Common Stock
                        Age at                                                    Beneficially
                     December 31,   Positions Held       Director  Current Term   Owned at March    Percent
Name                     1996       with the Bank        Since(1)   To Expire     10, 1997(2)     Of Class
-----------------------------------------------------------------------------------------------------------
                                       BOARD NOMINEES FOR TERMS TO EXPIRE IN 2000

Charles L. Galligan      56         President and Chief    1991       1997          10,170           3.84%
                                    Executive Officer,
                                    and Director
J.C. Smith               66         Director               1995       1997          10,000           3.78%


                                             DIRECTORS CONTINUING IN OFFICE
Dr. James D. Sandefur    55         Chairman of the Board  1989       1999          10,000           3.78%
Jesse Boyd, Jr.          72         Director               1962       1998          10,000           3.78%
James E. Riley           72         Director               1962       1998           5,000           1.89%
Leslie A. Smith          64         Corporate Secretary    1993       1999           5,000           1.89%
                                    and Director

-----------------------------

(1)  Includes service as a director of the Association.
(2)  Includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, shares held by certain members of the named individuals'
     families, or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the named individuals may be deemed to have sole or shared voting and/or investment power.  Also includes shares allocated to the individual account of Mr. Charles Galligan under the Association's Employee Stock Ownership Plan.

PAGE

     The business experience of each director and director nominee is set forth below. All directors have held their present positions for at least the past five years, except as otherwise indicated.

     Charles L. Galligan.  Mr. Galligan has served as the
President and Chief Executive Officer since joining the Association in 1991. In these capacities, he is responsible for overseeing the day to day operations of the Association. Prior to joining the Association, Mr. Galligan was President of Vermilion Federal Savings Bank located in Abbeville, Louisiana.

     J. C. Smith. Mr. Smith's principal business is farming. He is also involved in J.C. Smith & Sons, Partnership, a farming operation, and J. C. Smith & Sons Auto and Home Service Center, a retail hardware store, both located in Oberlin, Louisiana.

     Dr. James D. Sandefur. Dr. Sandefur has served as Chairman of the Board since January 1996. Dr. Sandefur was a practicing optometrist, and was the owner of the Vision Clinic located in Oakdale, Louisiana, from March 1968 until June 1996. Dr. Sandefur is presently semi-retired and works as a consultant for the Vision Clinic, Oakdale, Louisiana.

     Jesse Boyd, Jr.  Mr. Boyd is the owner and president of Boyd
Buick-Cadillac-Chevrolet-Pontiac-Olds-GMC, Inc., a car dealership, and Boyd Oil Company, a bulk oil distributorship, located in Oakdale and Glenmora, Louisiana, respectively.

     James E. Riley. Mr. Riley owned and operated a pharmacy in Oberlin, Louisiana until his retirement in 1990.

     Leslie A. Smith.  Mr. Smith is the principal of the Oakdale
Elementary School.

     In 1994, Mr. T. H. Mayes, who had served as a director of the Association since 1965, retired from the board and was named a director emeritus.

Executive Officers Who Are Not Directors

     Executive officers of the Company and the Association are elected annually by the Board of Directors of the Company and the Association, respectively. The business experience of the executive officer of the Company and the Association who is not also a director is set forth below.

     Betty Jean Parker. Mrs. Parker, age 52, is the Treasurer and Chief Financial Officer of the Company. Until June 1996, Mrs. Parker was also Corporate Secretary of the Association. Mrs. Parker is responsible for the supervision of the accounting department and reporting to the regulatory authorities.

Ownership Reports by Officers and Directors

     The Common Stock of the Company is registered pursuant to
Section 12(g) of the 1934 Act. The officers and directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4, or 5 with the SEC disclosing changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Company's Common Stock to file a Form 3, 4, or 5 on a timely basis. Based on the Company's review of such ownership reports, no officer, director or 10% beneficial owner of the Company failed to file ownership reports on a timely basis for the fiscal year ended December 31, 1996.

Meetings of the Board of Directors and Committees

     The Board of Directors met two times during the year ended December 31, 1996. During fiscal 1996, no director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served.

     The Company formed standing Audit, Nominating and
Compensation Committees in connection with its organization in June 1996.

     The Audit Committee reviews audit reports and related matters to ensure effective compliance with regulations and internal policies and procedures. This committee also acts on the recommendation by management of an accounting firm to perform the Company's annual audit and acts as a liaison between the auditors and the Board. The current members of this committee are Directors Sandefur, Riley and Leslie A. Smith. The Company's Audit Committee did not meet in fiscal 1996; the Audit Committee of the Association met one time in fiscal 1996.

     The Nominating Committee meets annually in order to nominate candidates for membership on the Board of Directors. This committee is comprised of the Board members who are not up for election. The Nominating Committee met one time during fiscal
1996.

     The Compensation Committee establishes the Company's compensation policies and reviews compensation matters. The current members of this Committee are Directors Sandefur, Riley and Boyd. The Compensation Committee met one time during fiscal
1996.

Director Compensation

     The Company pays directors a fee of $2,000 per annum, payable quarterly. Additionally, during fiscal 1996, all outside directors of the Association received a fee of $650 per month for serving on the Board of Directors. Directors do not receive any additional fees for attending special board meetings or for participation on committees.

     Director Deferred Fee Agreement.   In December 1993, the
Association developed and offered a deferred compensation plan to the members of the board. Director Sandefur was the only director who elected to enter into an unfunded deferred compensation agreement pursuant to this program. Under the agreement, Dr. Sandefur has elected to defer 100% of his director fees until he reaches age 59-1/2. Upon reaching that age, Dr. Sandefur receives the total amount of deferred fees, plus interest, in a lump sum payment. In the event of Dr. Sandefur's disability or death, the total amount of deferred fees plus interest would be paid to Dr. Sandefur or his beneficiaries in a lump sum payment. In the event the Association is acquired by another company, the agreement automatically terminates, and the deferred fees plus interest are payable in a lump sum.

Executive Compensation

     The Company has not paid any compensation to its executive officers since its formation. However, the Company does reimburse the Association for services performed on behalf of the Company by its officers. The Company does not presently anticipate paying any compensation to such persons until it becomes actively involved in the operation or acquisition of businesses other than the Association.

PAGE

                                Summary Compensation Table

                                 Annual Compensation(1)
                            ----------------------------------

Name and Principal                                              Other Annual   All Other
     Position               Fiscal Year   Salary($)   Bonus(4)  Compensation  Compensation
------------------------------------------------------------------------------------------

Charles L. Galligan,           1996       $54,000     $10,000      $---        $10,942
President and Chief            1995       $54,000     $10,000      $---        $7,788
Executive Officer

---------------------
(1)  In accordance with the revised rules on executive officer and director compensation disclosure adopted by the Securities and Exchange Commission, Summary Compensation
information is excluded for the fiscal year ended December 31, 1994, as the Company was not a public company during such period.

(2)  Includes $500 of Company board fees, $2,342 contributed under the Association's
Employee Stock Ownership Plan and $8,100 contributed under the Association's Profit
Sharing Plan in 1996 and $7,788 contributed under the Association's Profit Sharing Plan in
1995.

PAGE

Employment Agreements

     The Association entered into an employment agreement effective upon consummation of the Association's conversion to a stock institution, with Charles L. Galligan, the Association's President and Chief Executive Officer, providing for a term of three years. The contract provides for payment to the employee for the remaining term of the contract unless the employee is terminated "for cause."

     The employment agreement for Mr. Galligan provides for an annual base salary as determined by the Board of Directors, but not less than the employee's current salary. Mr. Galligan's base salary (exclusive of director fees and bonuses) was $54,000 in fiscal 1996. So long as the contract remains in force, salary increases will be reviewed not less often than annually thereafter, and are subject to the sole discretion of the Board of Directors. The employment contract provides for annual extensions for one additional year, but only upon express authorization by the Board of Directors at the end of each year. The contract provides for termination upon the employee's death, for cause or in certain events specified by OTS regulations. The employment contract is terminable by the employee upon 90 days' notice to the Association.

     In the event there is a change in control of the Company or the Association, as defined in the agreement, if employment terminates involuntarily in connection with such change in control or within 12 months thereafter, the employment contract provides for a payment equal to 299% of Mr. Galligan's base amount of compensation as defined in the Code. Assuming a change in control were to take place as of December 31, 1996, the aggregate amounts payable to Mr. Galligan pursuant to this change in control provision would be approximately $162,000.

     The contract provides, among other things, for participation in an equitable manner in employee benefits applicable to executive personnel. The employment contract may have an "anti-takeover" effect that could affect a proposed future acquisition of control of the Association after its Conversion.

     The Association has also entered into an employment agreement with Betty Jean Parker, as Treasurer and Chief
Financial Officer. The agreement provides for a term of three years and a change of control payment equal to 299% of Ms.
Parker's base amount of compensation, and is otherwise similar to the employment agreement with Mr. Galligan.

Benefit Plans

     General. First Federal currently provides health care benefits, including medical, disability and dental, subject to certain deductibles and copayments by employees, a retirement plan and group life insurance to its employees.

     Profit Sharing Plan. The Association maintains a Profit Sharing Plan which is a qualified, tax-exempt profit sharing plan with a salary deferred feature under Section 401(k) of the Internal Revenue Code. All employees who have attained age 21 and have completed one year of employment during which they worked at least 1,000 hours are eligible to participate. The Association's contribution to the plan for each plan year is a sum that the Association, by action of the Board of Directors, authorizes in its discretion (so long as the contribution, along with the employee's voluntary contribution for any plan year does not exceed the maximum amount permissible under Section 415(c) of the Code.) Association contributions and plan forfeitures are allocated among plan participants in the proportion that the compensation of each participant bears to the total compensation of all participants.

          Under the plan, participants are permitted to make salary reduction contributions equal to a percentage of up to 10% of compensation. All employee contributions and earnings thereon are fully and immediately vested. If a participant's employment is terminated, voluntarily or involuntarily, for any reason other than death, disability or attainment of the normal retirement age of 65 or later, the participant's interest in the Association contributions vests at the rate of 20% per year beginning after completion of three years of service with full vesting occurring after seven years of service. A participant may withdraw employee after-tax voluntary contributions at any time, but may only withdraw Association contributions (including pre-tax salary reduction contributions) in the event the participant suffers a financial hardship, termination of employment, death, disability, retirement, or the attainment of age 59 1/2.

          Contributions under the plan are invested under a group annuity contract with a life insurance company. Contributions under the group annuity contract are invested in the insurance company's general fund which is made up of fixed income investments such as mortgages and bonds.

      Plan benefits will be paid to each participant as an annuity, in lump sum or installments, at the participant's election. For the fiscal year ended December 31, 1996, the Association contributed a total of $26,700 to the Profit-Sharing Plan of which $8,100 was contributed for the account of Mr. Galligan and $3,780 was contributed for the account of Ms. Parker.

Indebtedness of Management

     The Association has followed a policy of granting loans, including loans secured by one- to four-family real estate, to officers, directors and employees. All loans by the Association to its directors and executive officers are subject to OTS regulations restricting loan and other transactions with affiliated persons of the Association. Federal law and regulation generally requires that all loans to executive officers and directors be made on substantially the same terms and conditions comparable to those for similar transactions with non-affiliates. However, recent regulations now permit executive officers and directors to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Still, the Association has adopted a policy that loans or extensions of credit to the Association's executive officers and directors are made at the same rates and terms as those offered to the general public. Such loans are approved by a majority of the independent, disinterested directors. Loans to all directors, executive officers, employees and their associates totaled $214,721 at December 31, 1996, which was approximately 5% of the Association's equity capital at that date and 10% of the Company's stockholders' equity at that date. There were no loans outstanding to any director, executive officer or their affiliates at preferential rates or terms which in the aggregate exceeded $60,000 during the three years ended December 31, 1996. All loans to directors and officers were performing in accordance with their terms at December 31, 1996 and do not in the opinion of management involve more than the normal risk of collectibility or present other unfavorable features.


            PROPOSAL II - RATIFICATION OF APPOINTMENT
                     OF INDEPENDENT AUDITORS

     The Company's independent auditors for the fiscal year ended December 31, 1996 were Darnall, Sikes, Kolder, Frederick & Rainey. The Company's Board of Directors has reappointed Darnall, Sikes, Kolder, Frederick & Rainey to continue as independent auditors for the Company for the fiscal year ending December 31, 1997, subject to ratification of such appointment by the stockholders. Representatives of Darnall, Sikes, Kolder, Frederick & Rainey are expected to attend the Meeting. They will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
RATIFICATION OF THE APPOINTMENT OF DARNALL, SIKES, KOLDER,
FREDERICK & RAINEY AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR
THE FISCAL YEAR ENDING DECEMBER 31, 1997.

                      STOCKHOLDER PROPOSALS


     In order to be eligible for inclusion in the Company's proxy materials for the next annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the Company's office located at 222 South 10th Street, Oakdale, Louisiana 71463 no later than November 25, 1997. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.


                          OTHER MATTERS


     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company and the Association may solicit proxies personally or by telegraph or telephone without additional compensation.


Oakdale, Louisiana
March 24, 1997